    As filed with the Securities and Exchange Commission on December 21, 1998

                                        Registration Statement No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 MASSBANK CORP.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                               04-2930382
      (State of Incorporation)         (I.R.S. Employer Identification No.)

                                123 Haven Street
                          Reading, Massachusetts 01867
                                 (781) 662-0100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's Principal Executive Offices)

                       MASSBANK CORP. AMENDED AND RESTATED
                            1994 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                           --------------------------

                                Gerard H. Brandi
                        Chairman of the Board, President
                           and Chief Executive Officer
                                 MASSBANK Corp.
                                123 Haven Street
                          Reading, Massachusetts 01867
                                 (781) 662-0100
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                           --------------------------

                                 With a copy to:

                             Raymond C. Zemlin, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                           --------------------------


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
  Title of Securities Being          Amount to be         Proposed Maximum              Proposed Maximum            Amount of
          Registered                Registered (1)    Offering Price Per Share(2)   Aggregate Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value               170,000                  $38.75                   $6,587,500                 $1,832
       $1.00 per share
===================================================================================================================================

(1) Additional shares available for issuance under the MASSBANK Corp. Amended and Restated 1994 Stock Incentive Plan (the "Stock Incentive Plan"); plus such indeterminate number of additional shares as may be required pursuant to the Stock Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $1.00 per share, as reported on The Nasdaq National Market on December 17, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E of Form S-8, MASSBANK Corp. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-82110) as previously filed with the Securities and Exchange Commission on July 27, 1994. This Registration Statement is being filed to register an additional 170,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's Amended and Restated 1994 Stock Incentive Plan.


Item 8.  EXHIBITS.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

    EXHIBIT
    --------
     *4.1     MASSBANK Corp. Amended and Restated 1994 Stock Incentive Plan.
      5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
     23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
     23.2     Consent of KPMG Peat Marwick LLP.
     24.1     Powers of Attorney (included on signature pages to this
              Registration Statement).

-------------
* Incorporated by reference to Exhibit 10.1.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Reading, Commonwealth of Massachusetts, on this 21st day of December, 1998.

                                        MASSBANK CORP.


                                        By: /s/ Gerard H. Brandi
                                           -------------------------------------
                                           Gerard H. Brandi
                                           Chairman of the Board, President and
                                           Chief Executive Officer


     Each person whose signature appears below constitutes and appoints Gerard
H. Brandi and Reginald E. Cormier, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                                      Title                                     Date
            ---------                                      -----                                     ----
/s/ Gerard H. Brandi                             Chairman of the Board, President,           December 21, 1998
--------------------------------------           Chief Executive Officer and Director
Gerard H. Brandi                                 (Principal Executive Officer)


/s/ Reginald E. Cormier                          Vice President and Chief                    December 21, 1998
--------------------------------------           Financial Officer (Principal
Reginald E. Cormier                              Financial and Accounting Officer)


/s/ Samuel Altschuler                            Director                                    December 21, 1998
--------------------------------------
Samuel Altschuler


/s/ Mathias B. Bedell                            Director                                    December 21, 1998
--------------------------------------
Mathias B. Bedell


--------------------------------------           Director
Allan S. Bufferd


                                      II-2

            Signature                                      Title                                     Date
            ---------                                      -----                                     ----

--------------------------------------           Director
Peter W. Carr


/s/ Alexander S. Costello                        Director                                    December 21, 1998
--------------------------------------
Alexander S. Costello


/s/ Robert S. Cummings                           Director                                    December 21, 1998
--------------------------------------
Robert S. Cummings


--------------------------------------           Director
Louise A. Hickey


--------------------------------------           Director
Leonard Lapidus


/s/ Stephen E. Marshall                          Director                                    December 21, 1998
--------------------------------------
Stephen E. Marshall


/s/ Arthur W. McPherson                          Director                                    December 21, 1998
--------------------------------------
Arthur W. McPherson


/s/ Nancy Pettinelli                             Director                                    December 21, 1998
--------------------------------------
Nancy Pettinelli


/s/ Herbert G. Schurian                          Director                                    December 21, 1998
--------------------------------------
Herbert G. Schurian


/s/ Donald B. Stackhouse, D.M.D.                 Director                                    December 21, 1998
--------------------------------------
Donald B. Stackhouse, D.M.D.

                                      II-3

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION
----------    -----------
 *4.1         MASSBANK Corp. Amended and Restated 1994 Stock Incentive Plan.
  5.1         Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
 23.1         Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
 23.2         Consent of KPMG Peat Marwick LLP.
 24.1         Powers of Attorney (included on the signature pages to this
              Registration Statement).

--------------

* Incorporated by reference to Exhibit 10.1.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.